SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	91-1766677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1330 E. Margaret Ave., Coeur d'Alene, ID 83815
(Address of principal executive offices)

Metalline Mining Company 2006 Stock Option Plan
(full title of the plan)

Merlin Bingham, President
1330 E. Margaret Ave.
Coeur d'Alene, ID 83815
(208) 665-2002
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Theresa Mehringer, Esq. Burns Figa & Will, P.C. 6400 S. Fiddlers Green Circle, Suite 1000 Greenwood Village, Colorado 80111 (303) 796-2626

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $.01 par value per share, under the:
Metalline Mining Company 2006 Stock Option Plan	5,000,000	$3.09	$15,450,000	$1,653
Total	5,000,000	$3.09	$15,450,000	$1,653

(1)   This Registration Statement covers 5,000,000 shares of common stock, $0.01 par value per share, of Metalline Mining Company (the “Common Stock”) issued or issuable pursuant to the Metalline Mining Company 2006 Stock Option Plan (the “Plan”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan, as necessary to adjust the number of shares reserved for issuance pursuant to the Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The calculation of the registration fee is based upon a per share price of $3.09 which was the closing price of Metalline Mining Company common stock on February 5, 2007, as reported for such date on the American Stock Exchange.

EXPLANATORY NOTE

The 5,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”) of Metalline Mining Company, a Nevada corporation (the “Company”), being registered pursuant to this Form S-8 are shares of Common Stock issued or issuable to participants under the 2006 Stock Option Plan (the “Plan”).

This Registration Statement contains two parts. The first part contains a prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to the Form S-8) which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) of the Company. This Reoffer prospectus relates to up to 72,000 shares of Common Stock that have been issued to employees, officers, directors, and advisors of the Company pursuant to the Plan. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8. The Form S-8 portion of this Registration Statement will be used for offers of shares of Common Stock of Metalline Mining Company issued pursuant to the Plan. The Plan Information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission but will be delivered to all participants in the Plan pursuant to Securities Act Rule 428(b)(1).

ii

PART I

REOFFER PROSPECTUS
METALLINE MINING COMPANY
72,000 SHARES OF COMMON STOCK
(par value $0.01 per share)

This Prospectus may be used by certain persons (the “Selling Stockholders”) who may be deemed to be affiliates of Metalline Mining Company, a Nevada corporation (the “Company” or the “Registrant”), to sell a maximum of 72,000 shares of our Common Stock (the “Common Stock”), $0.01 par value per share (the “Shares”) which have been acquired by the Selling Stockholders pursuant to the Metalline Mining Company 2006 Stock Option Plan (the “Plan”).

The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. All brokers' commissions or discounts will be paid by the Selling Stockholders. However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), may be sold under Rule 144 rather than pursuant to this Prospectus. See “Plan of Distribution.” We will receive none of the proceeds of this offering. All expenses incurred in connection with the preparation and filing of this Prospectus and the related Registration Statement are being paid by us.

See "Risk Factors" on page 4 hereof for a discussion of certain factors that should be carefully considered by prospective purchasers.

Our common stock is traded on the American Stock Exchange, or AMEX, under the symbol “MMG”. On February 5, 2007, the last reported sale price of our common stock on AMEX was $3.09 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2007.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	4
USE OF PROCEEDS	9
SELLING SECURITY HOLDERS	9
THE PLAN OF DISTRIBUTION	10
DESCRIPTION OF SECURITIES	11
MATERIAL CHANGES	12
DOCUMENTS INCORPORATED BY REFERENCE	11
SEC POSITION ON INDEMNIFICATION	12

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there have been no changes in the affairs of the Company since the date hereof.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully.

Metalline Mining Company

Metalline Mining Company (the "Company") is an exploration stage company, formed under the laws of the state of Nevada on August 20, 1993, to engage in the business of mining. The Company currently owns twelve concessions, which are located in the municipality of Sierra Mojada, Coahuila, Mexico (the “Property”). The Company's objective is to define sufficient mineral reserves on the Property to justify the development of a mechanized mining operation (the "Project"). The Company conducts its operations in Mexico through its wholly owned Mexican subsidiaries, Minera Metalin S.A. de C.V. (“Minera”) and Contratistas de Sierra Mojada S.A. de C.V.

The Offering

Common stock offered by selling stockholders includes up to 72,000 shares of common stock issued pursuant to the 2006 Stock Option Plan.

•	The 72,000 common shares represent less than 1% of our outstanding common stock.

•	Use of proceeds. We will not receive any proceeds from the sale of the common stock.

•	American Stock Exchange Symbol: MMG

The above information regarding common stock to be outstanding after the offering is based on 34,207,912 shares of common stock outstanding as of February 5, 2007 and assumes the sale of common stock by the Plan participants.

Note of Caution Regarding Forward-Looking Statements

This Prospectus includes certain statements that may be deemed to be "forward-looking statements." All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements include discussion of such matters as:

•	The amount and nature of future capital, development and exploration expenditures;

•	The timing of exploration activities; and

•	Business strategies and development of our business plan.

Forward-looking statements also typically include words such as "anticipate", "estimate", "expect", "potential", "could" or similar words suggesting future outcomes. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including such factors as the volatility and level of oil and natural gas prices, currency exchange rate fluctuations, uncertainties in cash flow, expected acquisition benefits, exploration drilling and operating risks, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the caption "Risk Factors," many of which are beyond our control. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.

Cautionary Note

The Company is an exploration stage company and does not currently have any known reserves and cannot be expected to have reserves unless and until a feasibility study is completed for the Sierra Mojada concessions that shows proven and probable reserves. There can be no assurance that the Company's concessions contain proven and probable reserves and investors may lose their entire investment in the Company.

Set forth below and elsewhere in this Prospectus and in other documents we file with the Securities and Exchange Commission are risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements contained in this Prospectus.

Risk Factors

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS:

Exploration Stage Mining Company With No History of Operation

The Company is in its exploration stage, has very limited operating history, and is subject to all the risks inherent in a new business enterprise. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complication, and delays frequently encountered in connection with a new business, and the competitive and regulatory environment in which the Company will operate.

Due to Our History of Operating Losses, We are Uncertain That We Will Be Able to Maintain Sufficient Cash to Accomplish Our Business Objectives

During the fiscal years ended October 31, 2006 and 2005 we suffered net losses of $11,193,037 and $3,302,161, respectively. At October 31, 2006 there was stockholders' equity of $11,122,129 and a working capital of $6,175,396. There is no assurance that we can generate net income, increase revenues or successfully explore and exploit our properties.

See the "Plan of Operation" below for a description of management's plans in regard to this issue. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unsuccessful in implementing these plans.

No Commercially Mineable Ore Body; Resources and Reserves

No commercially mineable ore body has been delineated on the properties, nor have any reserves been identified. The Company is an exploration stage company and does not currently have any known reserves and cannot be expected to have reserves unless and until a feasibility study is completed for the Sierra Mojada concessions that shows proven and probable reserves. There can be no assurance that the Company's concessions will ever contain reserves and investors may lose their entire investment in the Company.

We have not yet established any reserves. There are numerous uncertainties inherent in estimating quantities of zinc reserves, including many factors beyond our control, and no assurance can be given that the recovery of zinc will be realized. In general, estimates of recoverable zinc resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable zinc, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially. No estimates of commerciality or recoverable zinc resources can be made at this time, if ever.

Our Business Plan is Highly Speculative and its Success Depends on Mineral Development in the Sierra Mojada Concessions

Our business plan is focused primarily on developing and operating a mine in the Company’s Sierra Mojada concessions and to identify reserves, as described herein. Exploitation of mineralization and determining whether the mineralization might be extracted profitably is highly speculative and it may take a number of years until production is possible, during which time the economic viability of the project may change. Substantial expenditures are required to establish reserves, extract metals from ores and, in the case of new properties, to construct mining and processing facilities. We are subject to all of the risks inherent in mineral development (as described in more detail below), including identification of commercial projects, operation and revenue uncertainties, market sizes, profitability, market demand, and commodity price fluctuations. Further, the economic feasibility of any development project is based upon, among other things, estimates of the size and grade of reserves, proximity to infrastructures and other resources (such as water and power), production rates, capital and operating costs, and metals prices. Development projects are also subject to the completion of favorable feasibility studies, issuance of necessary permits and the ability to raise further capital to fund activities. There can be no assurance that we will be successful in overcoming these risks.

Risks Inherent in the Mining Industry

The Company is subject to all of the risks inherent in the mining industry including, without limitation, the following:

•	competition from a large number of companies, many of which are significantly larger than the Company, in the acquisition, exploration, and development of mining properties;

•	the Company, the concession holder, might not be able raise enough money to pay the fees, taxes and perform labor necessary to maintain the concessions in good force

•
exploration for minerals is highly speculative and involves substantial risks, even when conducted on properties known to contain significant quantities of mineralization, and most exploration projects do not result in the discovery of commercially mineable deposits of ore;

•
the probability of an individual prospect ever having reserves that meet the requirements of Securities Act Industry Guide 7 is extremely remote, and in all probability the properties do not contain any reserves, and any funds spent on exploration will probably be lost;

•
operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls and the Company may not be able to comply with these regulations and controls;

•	a large number of factors beyond the control of the Company, including fluctuations in metal prices, inflation, and other economic conditions, will affect the economic feasibility of mining;

•	mining activities are subject to substantial operating hazards some of which are not insurable or may not be insured due to economic considerations; and

•	the availability of water, which is essential to mining and milling operations.

THE BUSINESS OF MINERAL EXPLORATION IS SUBJECT TO MANY RISKS:

Nature of Zinc Exploration and Development

Zinc exploration and development is very competitive and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. As with any natural resource property, there can be no assurance that commercial deposits of zinc will be produced from our concessions. Furthermore, the marketability of any discovered resource will be affected by numerous factors beyond our control. These factors include, but are not limited to, market fluctuations of prices, proximity and capacity of water and processing equipment, equipment availability and government regulations (including, without limitation, regulations relating to prices, taxes, royalties, land tenure, allowable production, importing and exporting of zinc and environmental protection). The extent of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

Fluctuating Price for Metals

The Company's operations will be greatly influenced by the prices of commodities, including silver, copper, lead, zinc, and other metals. These prices fluctuate widely and are affected by numerous factors beyond the Company's control, including interest rates, expectations for inflation, speculation, currency values, in particular the strength of the United States dollar, global and regional demand, political and economic conditions and production costs in major metal producing regions of the world.

Mining Concessions

The Company holds mining concessions in Mexico. The Company holds title to the concessions that it owns subject to its obligation to maintain the concessions by conducting work on the concessions, recording evidence of the work with the Mexican Ministry of Mines and paying a semi-annual fee to the Mexican government. Ownership of the concessions provides the Company with exclusive exploration and exploitation rights of all minerals located on the concessions, but does not include the surface rights to the real property. Therefore, the Company will need to negotiate the necessary agreements, as needed, with the appropriate surface landowners if the Company determines that a mining operation is feasible for the concessions. The Company currently anticipates that it will build mining infrastructure needed on land in part owned by the Company and in part owned by the local municipality. Initial communications with the municipality officials indicate that they will be willing to negotiate the necessary agreements, but there can be no assurance that an agreement that is satisfactory to the Company will be reached.

Title to Our Mineral Properties May be Challenged

Our policy is to seek to confirm the validity of our rights to title to, or contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. We have not conducted surveys of all of the claims in which we hold direct or indirect interests and, therefore, the precise area and location of these claims may be in doubt. Accordingly, our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate our properties as permitted or to enforce our rights with respect to our properties. We annually check the official land records in Mexico City to determine if there are annotations indicating the existence of a legal challenge against the validity of any of our concessions. As of October 2006, there were no such annotations, nor are we aware of any challenges from the government or from third parties.

Our Activities are in Mexico, which is Subject to Political and Economic Instability

We currently conduct exploration activities in Mexico. Although the country is considered economically stable, it has from time to time experienced economic or political instability. We may be materially adversely affected by risks associated with conducting operations in this country, including:

•	political instability and violence;

•	war and civil disturbance;

•	expropriation or nationalization;

•	changing fiscal regimes;

•	fluctuations in currency exchange rates;

•	high rates of inflation;

•	underdeveloped industrial and economic infrastructure; and

•	unenforceability of contractual rights.

Changes in mining or investment policies or shifts in the prevailing political climate in any of the countries in which we conduct exploration and development activities could adversely affect our business. Our operations may be affected in varying degrees by government regulations with respect to, among other things:

•	production restrictions;

•	price controls;

•	export and import controls;

•	income and other taxes;

•	maintenance of claims;

•	environmental legislation;

•	foreign ownership restrictions;

•	labor;

•	welfare benefit policies;

•	land use;

•	land claims of local residents;

•	water use; and

•	mine safety.

We cannot accurately predict the effect of these factors. In addition, legislation in the United States regulating foreign trade, investment and taxation could have a material adverse effect on our financial condition, results of operations and cash flows. In management’s judgment, these risks are very much less than the equivalent risks would be for a project of a similar nature conducted in the United States.

Environmental Controls

Compliance with statutory environmental quality requirements may necessitate significant capital outlays, may materially affect the earning power of the Company, or may cause material changes in the Company's intended activities. No assurance can be given that environmental standards imposed by either federal or state governments will not be changed or become more stringent, thereby possibly materially adversely affecting the proposed activities of the Company. In addition, if we are unable to fund fully the cost of remediation of any environmental condition, we may be required to suspend operations or enter into interim compliance measures pending completion of the required remediation.

Availability of Water; Shortages of Supplies and Materials.

Water is essential in all phases of the exploration and development of mineral properties. It is used in such processes as exploration, drilling, leaching, placer mining, dredging, testing, and hydraulic mining. Mining and ore processing requires large volumes of water. Both the lack of available water and the cost of acquisition may make an otherwise viable project economically impossible to complete. In addition, the mineral industry has experienced from time to time shortages of certain supplies and materials necessary in the exploration for and evaluation of mineral deposits. The prices at which such supplies and materials are available have also greatly increased. There is a possibility that planned operations may be subject to delays due to such shortages and that further price escalations will increase the Company’s costs of such supplies and materials.

Operational Hazards; Uninsured Risks

The mining business is subject to risks and hazards, including environmental hazards, industrial accidents, the encountering of unusual or unexpected geological formations, cave-ins, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability. The Company may not be insured against all losses or liabilities, which may arise from operations, either because such insurance is unavailable or because the Company has elected not to purchase such insurance due to high premium costs or other reasons. Although the Company maintains insurance in an amount that we consider to be adequate, liabilities might exceed policy limits, in which event we could incur significant costs that could adversely affect our results of operation. The realization of any significant liabilities in connection with our mining activities as described above could negatively affect our results of operations and the price of our common stock.

Capital Requirements and Liquidity; Need for Subsequent Funding

Although the Company has no immediate need for additional funds in order to finance its proposed business operations for the next 12 to 18 months, the Company's operations after completion of the feasibility study will depend upon the availability of cash flow, if any, from its operations or its ability to raise additional funds through equity or debt financing. There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company. If the Company cannot obtain needed funds for implementing its mine plan after completion of the feasibility study, it may be forced to curtail or cease its activities. Equity financing, if available, may result in substantial dilution to existing stockholders.

THE LOSS OF CURRENT MANAGEMENT MAY MAKE IT DIFFICULT FOR US TO OPERATE:

Need for Additional Key Personnel; Reliance on Officers and Directors

At the present, the Company employs four full-time and one part-time employee in the United States, and relies on the personal efforts of its officers and directors. The success of the Company's proposed business will depend, in part, upon the ability to attract and retain qualified employees. The Company believes that it will be able to attract competent employees, but no assurance can be given that the Company will be successful in this regard. If the Company is unable to engage and retain the necessary personnel, its business would be materially and adversely affected.

Indemnification of Officers and Directors for Securities Liabilities

The Bylaws of the Company provide that the Company may indemnify any director, officer, agent, and/or employee as to those liabilities and on those terms and conditions as are specified in the Nevada Business Corporation Act. Further, the Company may purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against. The foregoing could result in substantial expenditures by the Company and prevent any recovery from such officers, directors, agents, and employees for losses incurred by the Company as a result of their actions. Further, the Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

RISKS RELATING TO OUR COMMON STOCK:

No Dividends Anticipated

At the present time the Company does not anticipate paying dividends, cash or otherwise, on its common stock in the foreseeable future. Future dividends will depend on earnings, if any, of the Company, its financial requirements and other factors. There can be no assurance that the Company will pay dividends.

Our Stock Price Can Be Extremely Volatile

The trading price of our Common Stock has been and could continue to be subject to wide fluctuations in response to announcements of our business developments and drill results, progress reports on our feasibility study, the metals markets in general, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our Common Stock.

USE OF PROCEEDS

All net proceeds from the disposition of the shares of common stock covered by this Prospectus will go to the Selling Stockholders. We will not receive any proceeds from the disposition of the common stock by the selling stockholders.

SELLING SECURITY HOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have been granted Shares pursuant to the Plan. The Selling Stockholders may resell any or all of the Shares at any time they choose while this Prospectus is effective.

The information in the table below sets forth, for each Selling Stockholder, based upon information available to us as of February 5, 2007, the number of shares of our common stock beneficially owned before and after the sale of the Shares, the maximum number of Shares to be sold and the percentage of the outstanding shares of our common stock owned after the sale of the Shares. We have not been informed whether any Selling Stockholders intend to sell any Shares. The inclusion of Shares in the table below does not constitute a commitment to sell any Shares.

Name of Seller	Relationship to the Company	Number of Shares Beneficially Owned (1)		Total Shares to be Sold (2)	Number of Shares to be Beneficially Owned after the Offering	Percentage of Common Stock Beneficially Owned After the Offering
Robert Kramer	Director	538,250	(3)	21,000	517,250	1.5%
Wesley Pomeroy	Director	601,000	(4)	51,000	550,000	1.7%

(1) Based on 34,207,912 Shares of Common Stock outstanding as of February 5, 2007. As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within sixty days.

(2) Represents the maximum number of Shares issued under the Plan that could be sold under this Prospectus if the holder sold all of his Shares granted under the Plan. Does not constitute a commitment to sell any or all of the stated number of Shares. The number of Shares to be sold shall be determined from time to time by each Selling Stockholder in his discretion.

(3) The amount of securities reported as beneficially owned includes warrants to acquire 17,250 shares of Common Stock at $1.25 until February 20, 2011. Also includes options to purchase 500,000 shares of Common Stock granted on May 1, 2006, 3,000 shares of Common Stock granted on October 24, 2006 pursuant to the Plan, 9,000 shares of Common Stock granted on October 31, 2006 pursuant to the Plan, and 9,000 shares of Common Stock granted on January 31, 2007 pursuant to the Plan.

(4) The amount of securities reported as beneficially owned includes 150,000 warrants exercisable at $1.25 per share expiring on February 20, 2011. Also includes options to purchase 250,000 shares of Common Stock granted on May 1, 2006, 33,000 shares of Common Stock granted on October 24, 2006 pursuant to the Plan, 9,000 shares of Common Stock granted on October 31, 2006 pursuant to the Plan, and 9,000 shares of Common Stock granted on January 31, 2007 pursuant to the Plan.

PLAN OF DISTRIBUTION

Each Selling Stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by our company incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state or provincial securities laws. In addition, in certain states or provinces, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

Our authorized capital stock consists of 160,000,000 shares of $0.01 par value common stock and no preferred stock. As of February 5, 2007, there were 34,207,912 shares of common stock issued and outstanding that are held of record by approximately 258 shareholders.

Each holder of record of shares of our common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Securities Exchange Act:

•	Our Annual Report on Form 10-KSB, for the fiscal year ended October 31, 2006 (filed January 31, 2007).

•	All other reports filed that we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended October 31, 2006 covered by our Annual Report on Form 10-KSB.

•
Our Registration Statement on Form 10-SB filed October 15, 1999, registering our common stock under the Securities Exchange Act of 1934, as amended by Form 8-A filed on November 2, 2006 and Form 8-A/A filed on November 8, 2006.

All of such documents are on file with the SEC. In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We hereby undertake to provide without charge to each person, including any beneficial owner of the Common Stock, to whom this Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to Merlin Bingham, c/o Metalline Mining Company, 1330 E. Margaret Ave., Coeur d'Alene, ID 83815, (208) 665-2002.

Additionally, the documents are available electronically in the EDGAR database on the web site maintained by the SEC. You can find this information at http://www.sec.gov. You may also read and copy any materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Bylaws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission by the registrant, Metalline Mining Company, a Nevada corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

(a) Our Annual Report on Form 10-KSB for the fiscal year ended October 31, 2006 (filed January 31, 2007).

(b) The description of the Company’s common stock contained in our Registration Statement on Form 10-SB filed October 15, 1999, registering our common stock under the Securities Exchange Act of 1934, as amended by Form 8-A filed on November 2, 2006 and Form 8-A/A filed on November 8, 2006.

(c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in (a) above.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date of filing of such documents.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws require us to indemnify our officers, directors, employees and agents against certain liabilities incurred by them in those capacities if they acted in good faith and reasonably believed their conduct was in our best interests or not opposed to it.  We are also required to indemnify a person who is or was a director, officer, employee or agent of ours and who was successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses, which include attorneys’ fees, incurred by him or her in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company under the provisions discussed in the previous paragraph, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBITS

Exhibit Number	Description
4.1	Metalline Mining Company 2006 Stock Option Plan(1)

5.1	Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered

23.1	Consent of Williams & Webster, P.S. Independent Registered Public Accounting Firm

23.2	Consent of Burns, Figa & Will, P.C. (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

(1) Incorporated by reference from Form 10-KSB, filed on January 31, 2007.

UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Coeur d’Alene, Idaho on February 9, 2007.

METALLINE MINING COMPANY

By:	/s/ Merlin Bingham
Merlin Bingham, President and Director (Principal Executive Officer)

By:	/s/ Wayne L. Schoonmaker
Wayne L. Schoonmaker, Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Merlin Bingham as true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and Registration Statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Merlin Bingham	President and Director	February 9, 2007
Merlin Bingham

/s/ Wayne L. Schoonmaker	Secretary and Treasurer	February 9, 2007
Wayne L. Schoonmaker

/s/ Roger Kolvoord	Executive Vice President and Director	February 9, 2007
Roger Kolvoord

/s/ Wesley Pomeroy	Director	February 9, 2007
Wesley Pomeroy

/s/ Robert Kramer	Director	February 9, 2007
Robert Kramer

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Metalline Mining Company 2006 Stock Option Plan(1)

5.1	Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered

23.1	Consent of Williams & Webster P.S., Independent Registered Public Accounting Firm

23.2	Consent of Burns, Figa & Will, P.C. (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

(1) Incorporated by reference from Form 10-KSB, filed on January 31, 2007.